          Prudential-Bache/A.G. Spanos Genesis Income Partners L.P., I

                                                                October 19, 1999

Dear Investor:

   Prudential-Bache/A.G. Spanos Genesis Income Partners L.P., I (the 'Partnership') made a final liquidating distribution of $54.86 per unit on September 30, 1999 which was either credited to your securities account or mailed under separate cover directly to you.

   This distribution to limited partners represents the last step in the liquidation process. The General Partners terminated the Partnership on October 13, 1999. In early 2000, your General Partners will prepare and file the final tax returns and distribute the final tax information on Schedule K-1 for the limited partners.

   If you have any questions, we can be reached at (212) 214-3500 or (209) 478-0140.

Very truly yours,

/s/ Brian J. Martin                       /s/ Arthur J. Cole
----------------------------------       -----------------------------------
Brian J. Martin                          Arthur J. Cole
President                                President
Prudential-Bache Properties, Inc.        AGS Financial Corporation for
General Partner                          A.G. Spanos Residential Partner-86
                                         General Partner


         199 Water Street, New York, NY 10292-0128 Tel: (212) 214-3500